Exhibit 99

List of Pending Cases

The following sets forth the principal parties to the proceedings referred to in Item 3 of this Form 10-K in which Registrant is currently named as a defendant, the court in which such proceedings are pending and the date such proceedings were instituted against Registrant:

Alexander, E. v. Philip Morris Companies, Inc., et al., U.S. District Court for the Eastern District of Louisiana, St. Landry Parish District Court, September 27, 1999;

Alvarez, D. (severed from Bellows, B.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, November 26, 1997;

Anderson, J. v. The American Tobacco Company, et al., Circuit Court of Knox County, Tennessee, May 23, 1997;

Aron, Jr., D. v. Brown & Williamson Tobacco Corporation, et al., Circuit Court of Cook County, Illinois, February 27, 2002;

Badon, C. v. RJR Nabisco, Inc., et al., Judicial District Court, Parish of Cameron, Louisiana, December 30, 1997;

Brazil (State of Sao Paulo) v. The American Tobacco Company, Inc., et al., State of Louisiana, February 14, 2000;

Brown, G. (f/k/a Cochran, O.) v. R.J. Reynolds Tobacco Company, et al., Circuit Court of George County, Mississippi, March 30, 2001;

Cochran, O. v. R.J. Reynolds Tobacco Company, et al., Circuit Court of George County, Mississippi, December 31, 2002;

Cotroneo, L. v. Fortune Brands, Inc., Supreme Court of New York, Queens County, October 21, 1997;

Crescenzo, C. (severed from Lennon, L.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, October 30, 1997;

Davey, C. (severed from Condon, R.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, May 13, 1997;

DeBobes, L. (severed from Perri, A.) v. The American Tobacco Company, et al., Supreme Court of New York, Nassau County, October 17, 1997;

Eiser, L. v. The American Tobacco Company, et al., Court of Common Pleas of Philadelphia County, Philadelphia, March 31, 1999;

Gelfond, M. v. Fortune Brands, Inc., et al., Supreme Court of New York, New York County, May 1, 1998;

Hobart, C. (severed from Lennon, L.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, October 30, 1997;

James, T. (severed from Crane, J.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, April 4, 1997;

Kaiser Aluminum & Chemical Corporation v. RJR Nabisco, et al., Circuit Court of Jefferson County, Mississippi, December 15, 2000;

Lopardo, T. v. The American Tobacco Company, et al., Supreme Court of New York, Nassau County, September 25, 1997;

Mahoney, O. v. The American Tobacco Company, et al., Iowa District Court for Lee County, April 18, 2001;

Maio, D. (severed from Lynch, R.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, September 24, 1997;

Mariani, J. (severed from Jaust, T.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, September 9, 1997;

McCormack, P. (severed from Walgreen, C.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, May 28, 1997;

Panama (The Republic of) v. The American Tobacco Company, et al., Civil District Court for the Parish of Orleans, New Orleans, Louisiana, August 25, 1998;

Priest, W. (severed from Keenan, T.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, September 12, 1997;

Shea, L. (severed from Walgreen, C.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, May 28, 1997;

Shea, T. (severed from Perri, A.) v. The American Tobacco Company, et al., Supreme Court of New York, Nassau County, October 17, 1997;

In re: Simon (II) Litigation, U.S. District Court for the Eastern Division of New York, September 6, 2000;

Standish, J. v. The American Tobacco Company, Supreme Court of New York, Bronx County, July 11, 1997;

Thomas, E. v. The American Tobacco Company, et al., Circuit Court, State of Missouri, Jefferson County, October 9, 1998;

Valentin, A. v. Fortune Brands, Inc., et al., Supreme Court of New York, Queens County, August 15, 1997;

Yedwabnick (f/k/a Smith, BJ) v. The American Tobacco Company, et al., Supreme Court of New York, Queens County, August 26, 1997;

Zeringue, E. v. The American Tobacco Company, et al., District Court of Louisiana, Jefferson Parish, September 24, 1998; and

Zuzalski, W. v. The American Tobacco Company, et al., Supreme Court of New York, Queens County, April 3, 1997.

List of Terminated Cases

The following cases, previously listed as pending, have been dismissed and were not previously reported as such:

Bellows, B. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, November 26, 1997, Dismissed November 28, 2001;

Brazil (State of Goias) v. Philip Morris Companies, Inc., et al., Circuit Court of the Eleventh Judicial Circuit in and for Dade County, Florida, November 17, 1999, Dismissed August 25, 2003;

Brazil (State of Mato Grosso Do Sul) v. Philip Morris Companies, Inc., et al., Circuit Court of Miami-Dade County, Florida, July 17, 2000, Dismissed August 25, 2003;

Brazil (State of Piaui) v. Philip Morris Companies, Inc., et al., Circuit Court of Miami-Dade County, Florida, December 13, 2000, Dismissed August 25, 2003;

Brazil (State of Tocantins) v. The Brooke Group Ltd., et al., Circuit Court of Miami-Dade County, Florida, October 24, 2000, Dismissed August 25, 2003;

Carll, J. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, July 20, 1997, Dismissed;

Condon, R. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, May 13, 1997, Dismissed May 1, 2002;

Crane, J. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, April 4, 1997, Dismissed June 13, 2002;

Drury, S. v. Brown & Williamson Tobacco Corporation, et al., U.S. District Court for the Eastern District of Wisconsin, October 24, 2002, Dismissed September 3, 2003;

Golden, R. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, July 10, 1997, Dismissed January 14, 2003;

Greco, A. v. The American Tobacco Company, et al., Supreme Court of New York, Queens County, June 27, 1997, Dismissed May 14, 2001;

Honduras (The Republic of) v. Philip Morris, Inc., et al., Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida, October 5, 2000, Dismissed August 25, 2003;

Jaust, T. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, September 9, 1997, Dismissed;

Keenan, T. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, September 12, 1997, Dismissed;

Kestenbaum, D. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, May 23, 1997, Dismissed August 14, 2002;

Lennon, L. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, October 30, 1997, Dismissed June 3, 2002;

McGuiness, D. (f/k/a Arnett, R.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, May 29, 1998, Dismissed June 4, 2001;

Mishk, J. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, May 1, 1997, Dismissed September 20, 2001;

Newell, K. v. The American Tobacco Company, et al., Supreme Court of New York, Suffolk County, October 3, 1997, Dismissed May 7, 2001;

Perri, A. v. The American Tobacco Company, et al., Supreme Court of New York, Nassau County, October 17, 1997, Dismissed May 22, 2001;

Portnoy, L. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, October 17, 1997, Dismissed April 19, 2000;

Rubinobitz, L. v. The American Tobacco Company, et al., Supreme Court of New York, Nassau County, May 28, 1997, Dismissed May 10, 2001;

Senzer, B. v. The American Tobacco Company, et al., Supreme Court of New York, Queens County, May 13, 1997, Dismissed November 23, 2001;

Shapiro, M. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, June 20, 1997, Dismissed February 13, 2003;

Tajikistan (The Republic of) v. The Brooke Group Ltd., Inc., et al., Miami-Dade County Circuit Court of the Eleventh Judicial Circuit, January 24, 2001, Dismissed August 25, 2003;

Walgreen, C. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, May 28, 1997, Dismissed December 5, 2003;

Watkins, A. (f/k/a Sprung, L.) v. The American Tobacco Company, et al., Supreme Court of New York, Kings County, May 13, 1997, Dismissed June 29, 2001.